Exhibit 10.73


                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                             UNDER 17 C.F.R. SS.SS.200.80(B)(4),
                                                            200.83 AND 240.24B-2


         THIS HEADS OF AGREEMENT entered into as of the 30th day of June 1998 ("Date of the Heads") by and between SUGEN INC., a Delaware corporation ("SUGEN") with offices at 351 Galveston Drive, Redwood City, CA 94063-4720 and PROCHON BIOTECH LIMITED, an Israeli corporation ("PROCHON") with its registered office at Building 12, Kiryat Weizmann, Science Park, P.O. 1482, Rehovot 76114, Israel.


                                    RECITALS

         WHEREAS, SUGEN is a leader in the research and development of small molecule drugs which modulate tyrosine kinase and tyrosine phosphotase signaling pathways; and

         WHEREAS, PROCHON is a leader in the research and development of treatments for skeletal disorders and bone- and cartilage-related diseases; and

         WHEREAS, SUGEN and PROCHON desire to enter into a definitive agreement establishing a collaborative relationship in order to research, develop, manufacture and market products for the treatment of achondroplasia and other growth disorders; and

         WHEREAS, SUGEN and PROCHON desire in the interim to enter into these binding Heads of Agreement which set forth the principal terms of such collaborative relationship;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Heads of Agreement, the parties agree as follows;

                                    ARTICLE 1

                                   DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1 "Affiliate" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, fifty percent (50%) of more of the voting stock of a party; "Affiliate" shall specifically include, in the case of SUGEN, [...***...].


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         1.2 "Closely Related Compounds" shall mean a compound identified in the
Collaboration which is [...***...]* of the Collaboration Compound and which [...***...] as Collaboration Compound.

         1.3 "Collaboration" shall mean the program of collaborative research and development described in Article 3.

         1.4 "Collaboration Agreement" shall mean the definitive collaboration agreement to be entered by the parties on terms including (but not limited to) the terms herein provided.

         1.5   "Collaboration   Compound"   the  compound   identified   in  the
Collaboration and selected by the RMC for development by PROCHON.

         1.6 "Confidential Information" shall mean each party's confidential information, inventions, know-how or data disclosed pursuant to this Heads of Agreement or Collaboration Agreement and shall include manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form.

         1.7 "Effective Date" shall mean the effective date of the Collaboration Agreement.

         1.8 "Field of Collaboration" shall mean the discovery and development of [...***...].

         1.9  "Field  of   Commercialization"   shall  mean  the   treatment  of
[...***...] in humans.

         1.10 "FTE" shall mean a full-time equivalent scientific person year of scientific and/or technical work, on or directly related to the Collaboration, carried out by one or more employees or consultants of SUGEN, each of whom devotes a portion of his or her time to the Collaboration; provided, however, that PROCHON understands and agrees that SUGEN retains complete discretion to change the identity, the frequency and time which any individual employee devotes to the Collaboration. Scientific work on or directly related to the Collaboration to be performed by SUGEN employees or consultants can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, and carrying out Collaboration management duties (including service on the Research Management Committee as defined below).

         1.11 "License Agreement" shall mean an agreement pursuant to which SUGEN grants PROCHON a worldwide exclusive license to develop, make, have made, use and sell a Licensed Product, substantially in the form to be attached as an Exhibit to the Collaboration Agreement.

         1.12 "Licensed Product" shall mean any pharmaceutical product which contains the Collaboration Compound or a Closely Related Compound substituted as provided in Section 5.4, including all formulations, line extensions or modes of administration thereof, for use within the Field of Commercialization.

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         1.13 "Net Sales" shall mean all revenues  recognized in accordance with generally accepted accounting principles from the sale of the Licensed Product or Retained Products, less transportation charges, commissions, discounts, credits allowed for defective or returned goods and other allowances (actually paid or allowed, including but not limited to, prompt payment and volume discounts, charge backs from wholesalers and other allowances granted to the end commercial customer of the Licensed Product or Retained Product, whether in cash or trade), insurance and sales and other taxes based on sales prices when included in gross sales, but not including taxes assessed on income derived from such sales.

         1.14 "Phase I" means those clinical trials on sufficient numbers of normal volunteers and patients that are designed to establish that a drug is safe for its intended use, and to support its continued testing in Phase II Clinical Trials.

         1.15 "Phase II" means those clinical trials on sufficient numbers of patients that are designed to establish the safety and biological activity of a drug for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed.

         1.16 "Program Know-How" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, clinical and preclinical results, information, and any physical, chemical or biological material any replication or any part of such material all of which is in any way derived from or developed pursuant to activities undertaken in the conduct of the Collaboration by either party or its consultants or collaborators.

         1.17 "Program Technology" shall mean the Program Patents and the Program Know-How.

         1.18 "Program Patents" shall mean all patents, both foreign and domestic, including without limitation, all substitutions, extensions, reissues, renewals and inventors certificates covering inventions made in the conduct of the Collaboration by a party or its consultants or collaborators.

         1.19 "Regulatory Approval" shall mean any approval licenses, registrations, or authorisations of any federal, state or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport or sale of Licensed Product in a country.

         1.20 "Research Management Committee" or "RMC" shall mean that committee to be formed pursuant to Section 3.2.

         1.21 "Retained Products" shall mean products containing compounds to which SUGEN retains rights as provided in Section 5.6.

         1.22 "Term of the Collaboration" shall have the meaning assigned to it in Section 3.6.

         1.23 "Valid Claim" shall mean a patent claim contained in a patent application which has been filed for not more than five (5) years or in an issued and unexpired patent which has not

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

lapsed or been declared invalid or unenforceable by a court in a decision which is unappealable or is not appealed.

         1.24 "Workplan" shall have the meaning assigned to it in Section 4.1.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         2.1      Representations and Warranties of SUGEN

                  (a) Corporate Power. SUGEN is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Heads of Agreement and to carry out the provisions hereof.

                  (b) Due Authorization. SUGEN is duly authorised to execute and deliver this Heads of Agreement and to perform its obligations hereunder. The person executing this Heads of Agreement on SUGEN's behalf has been duly authorized to do so by all requisite corporate action.

                  (c) Binding Agreement. This Heads of Agreement is a legal and valid obligation binding upon SUGEN and enforceable in accordance with its terms. The execution, delivery and performance of this Heads of Agreement by SUGEN does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) Grant of Rights. SUGEN has not, and will not during the term of this Heads of Agreement, grant any right to any third party which would conflict with the rights granted to PROCHON hereunder.

                  (e) Validity. SUGEN is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Heads of Agreement.

         2.2      Representations and Warranties of PROCHON

                  (a) Corporate Power. PROCHON is duly organized and validly existing under the laws of Israel and has full corporate power and authority to enter into this Heads of Agreement and to carry out the provisions hereof.

                  (b) Due Authorization. PROCHON is duly authorized to execute and deliver this Heads of Agreement and to perform its obligations hereunder. The person executing this Heads of Agreement on PROCHON's behalf has been duly authorized to do so by all requisite corporate action.

                  (c) Binding Agreement. This Heads of Agreement is a legal and valid obligation binding upon PROCHON and enforceable in accordance with its terms. The

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


execution, delivery and performance of this Heads of Agreement by PROCHON does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) Grant of Rights. PROCHON has not, and will not during the term of this Heads of Agreement, grant any right to any third party which would conflict with the rights granted to SUGEN hereunder.

                  (e) Validity. PROCHON is aware of no action, suit, or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Heads of Agreement.

                                    ARTICLE 3

                       COLLABORATION SCOPE AND GOVERNANCE

         3.1 Objective of the Research Collaboration. The parties agree to a worldwide cooperative arrangement within the Field of Collaboration as provided in this Article 3.

         3.2 Research Management Committee. The goals of the Collaboration shall be determined by, and progress of the Collaboration monitored by, a Research Management Committee comprised of two (2) representatives each from PROCHON and SUGEN. All decisions of the Research Management Committee shall be unanimous.
The Committee will agree the time and place of meetings, substitutions, qualifications and other similar matters.

         3.3 Functions and Powers of the Research Management Committee. The Research Management Committee shall make recommendations to the parties with respect to:

                           (i)  establishing  plans  designed to accomplish  the
goals of the Collaboration;

                           (ii)  allocating  tasks and  coordinating  activities
required to carry out the Collaboration;

                           (iii)   periodically   reviewing   and  revising  the
Collaboration;

                           (iv) determining  efficacy criteria for first in vivo
lead compound;

                           (v) monitoring  progress of the Collaboration and the
parties' diligence in carrying out their responsibilities thereunder;

                           (vi) encouraging and facilitating ongoing cooperation
between the parties; and

                           (vii)  such  other  matters  as  shall  be  expressly
directed to the RMC for decision, determination or selection by the terms of this Agreement.


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

         3.4 Disagreements. In the event the Research Management Committee shall be unable to agree the matter shall be referred to the respective Chairman of the Board of each party, unless otherwise stated in the Collaboration Agreement.

         3.5 Exclusivity. SUGEN and PROCHON, including their Affiliates and consultants, will collaborate with one another exclusively with respect to the Field of Collaboration during the Term of the Collaboration.

         3.6 Term of Collaboration. The Collaboration shall commence on the Date of the Heads and continue for a period of [...***...]*, subject to renewal upon terms mutually agreeable to the parties and subject to earlier termination of this Head of Agreement as provided in Articles 11 ("Term of the Collaboration").

                                    ARTICLE 4

                         COLLABORATIVE RESEARCH PROGRAM

         4.1      Collaboration Activities

                  Commencing promptly after the Date of the Heads, and continuing, subject to Section 11.3 hereof, until achievement of the milestone event referred to in Section 6.2, each party shall diligently carry out the activities in the Field of Collaboration specified to be performed by it in the outline of activities set forth in the workplan to be attached as an exhibit to the Collaboration Agreement (the "Workplan"). After achievement of that event, each party shall conduct such additional activities in the Field of Collaboration as they shall agree. In the event the parties are unable to so agree within [...***...] after achievement of such event, then (i) SUGEN shall be obligated to provide [...***...] until the expiration of the Term of the Collaboration, commencing on the first business day after such [...***...], and PROCHON shall be obligated to pay SUGEN $[...***...] per FTE and (ii) the tasks and activities of such FTEs shall be determined by the RMC. The parties contemplate that the primary responsibility in the Collaboration shall be, in the case of SUGEN, to identify the Collaboration Compound and, in the case of PROCHON, to clinically develop the Collaboration Compound.

         4.2      Free Exchange of Information

                  Insofar as each party is legally permitted, SUGEN and PROCHON shall freely exchange information relating to the Collaboration during the Term of the Collaboration.

         4.3 Research Support. During the first year of the Collaboration or until achievement of the milestone event described in Section 6.2, if earlier, SUGEN shall provide at least [...***...] to support collaborative research and development activities and such additional FTEs as shall be determined by the RMC to be necessary. Thereafter during the Collaboration, SUGEN and PROCHON shall provide such research and development support as they shall agree as provided in the second sentence of Section 4.1.

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                                    ARTICLE 5

                          PRODUCT DEVELOPMENT; LICENSES

         5.1 Selection of Collaboration Compound. On or before the end of the Term of the Collaboration, the RMC shall select the Collaboration Compound. The RMC shall begin meeting as promptly as practicable after the Date of the Heads and shall select and agree on the criteria for the selection of the Collaboration Compound.

         5.2 Commercial License of PROCHON. Upon the selection of the Collaboration Compound, SUGEN and PROCHON shall enter into a License Agreement granting PROCHON an exclusive worldwide license of the commercial rights to the Collaboration Compound as a Licensed Product within the Field of Commercialization. Such License Agreement shall require PROCHON to pay SUGEN royalties on annual worldwide Net Sales of the Licensed Product at a rate equal to [...***...] of Net Sales of Licensed Product, and at a rate equal to [...***...] of sub-licensing payments received.

         5.3 Development of Collaboration Compound. PROCHON shall be responsible for all clinical testing of the Licensed Product at its own expense. The License Agreement shall obligate PROCHON or its sublicensee to diligently pursue commercialization of the Licensed Product; provided, however, that if PROCHON or its sublicensee fails to commence Phase I Clinical Trials within one year after the filing of an IND for the Licensed Product (unless such failure is due to PROCHON's or its sublicensee's difficulty in enrolling patients in such Phase I Clinical Trials) or to diligently continue thereafter, all commercialization rights shall revert, after notice and opportunity to cure, to SUGEN subject to the payment of royalties equal to [...***...] of Net Sales if the Licensed Product has not completed Phase 1 clinical testing, [...***...] if it has completed Phase 1 but has not completed Phase II clinical testing and [...***...] if it has completed Phase II clinical testing. In the event SUGEN shall desire to use clinical data obtained by PROCHON, it will reimburse PROCHON its reasonable actual costs therefor.

         5.4 Back-up Compounds

                  (a) During a period of [...***...] after the effective date of the License Agreement, SUGEN will reserve up to [...***...] Closely Related Compounds identified by the RMC as back up compounds for the Collaboration
Compound. SUGEN will not develop or license others to develop for any purpose either of such Closely Related Compounds during such period prior to the date, if any, PROCHON elects to substitute as hereinafter provided. PROCHON may during such period elect to substitute a Closely Related Compound for the Collaboration Compound. Upon written notice to SUGEN identifying the Closely Related Compound to be so substituted the License Agreement will be amended as may be necessary so that such Closely Related Compound shall become the Licensed Product for all purposes and all rights to the Collaboration Compound shall revert to SUGEN, subject to Section 5.6. After any such substitution, PROCHON may during such period elect to substitute the [...***...] Closely Related Compound for [...***...] Closely Related Compound. Upon written notice to SUGEN identifying the Closely Related Compound to be so substituted the License Agreement will be

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amended as may be necessary so that such Closely  Related  Compound shall become the Licensed Product for all purposes and all rights to the Collaboration Compound and [...***...]Closely Related Compound shall revert to SUGEN, subject to Section 5.6.

                  (b) If by the [...***...] anniversary of the Date of the Heads PROCHON obtains competent evidence that neither the Collaboration Compound nor any Closely Related Compound is suitable for development within the Field of Commercialization, then PROCHON may present such evidence in writing to SUGEN and request SUGEN's assistance to develop one (1) or more additional compounds for use within the Field of Commercialization. If PROCHON elects to do so, the parties will negotiate in good faith to develop a modified Workplan and to establish mutually acceptable funding to support SUGEN's performance of such development activities. Any compounds with respect to which SUGEN has a prior commitment to a third party or to an established internal development program (to be defined in the Collaboration Agreement) shall not be available for use in any development activities conducted pursuant to this Section 5.4(b).

         5.5 Research License to PROCHON. During the Collaboration, SUGEN grants to PROCHON such licenses or sublicenses as shall be necessary for PROCHON to participate in the Collaboration.

         5.6 SUGEN Retained Rights. SUGEN shall retain the exclusive worldwide right outside of the Field of Commercialization to commercialize compounds identified in the Collaboration not selected as the Collaboration Compound or Closely Related Compound. With respect to (i) novel compounds (i.e., compounds other than those that are claimed in issued patents or pending patent applications owned or controlled by SUGEN as of the Effective Date or other compounds disclosed in invention disclosures provided by SUGEN's patent counsel to PROCHON's counsel as of the Effective Date) made in the course of the Collaboration, and (ii) other compounds having activity previously known to SUGEN that are determined during the course of the Collaboration to be active with respect to [...***...], if PROCHON contributes intellectual property valuable to the commercialization of such compounds outside the Field of Commercialization, SUGEN shall pay PROCHON royalties on annual worldwide Net Sales of such compounds at a rate equal to [...***...] of Net Sales, and at a rate equal to [...***...] of sub-licensing revenues. SUGEN agrees it will not, and will not license others to commercialize any compound for use in the Field of Commercialization so long as PROCHON continues to develop the Licensed
Product as provided in Section 5.3 hereof and to commercialize the Licensed Product as will be provided in the License Agreement.

         5.7 Royalty Adjustments. In the event PROCHON shall be required to pay a royalty to a third party because the sale of the Licensed Product infringes a Valid Claim of an issued patent claiming a composition of matter, PROCHON may offset [...***...] of such royalty amount against the royalties payable to SUGEN under the License Agreement. During such period that the Licensed Product shall not be the subject of a Valid Claim for the composition of matter, the royalty rates specified in Section 5.2 shall be reduced by [...***...].

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         5.8 Research License to SUGEN. During the Collaboration, PROCHON grants to SUGEN such licenses or sublicenses as shall be necessary for SUGEN to participate in the Collaboration.

         5.9 PROCHON Option to Propose Joint Commercialization. The License Agreement shall provide that, at PROCHON's option, the parties will enter into negotiations relating to the possible joint commercialization of the Licensed Product [...***...].

                                    ARTICLE 6

                                FINANCIAL SUPPORT

         6.1 Research Payments. PROCHON shall pay SUGEN concurrently with the execution of the Heads of Agreement $750,000 in support of SUGEN's activities in the Collaboration. After achievement of the milestone described in Section 6.2, PROCHON shall pay SUGEN $[...***...] for [...***...] provided pursuant to
Section 4.1 or such other number of FTEs as the parties may mutually agree or as the RMC may approve, quarterly in advance. PROCHON shall reimburse SUGEN for [...***...] SUGEN provides to the Collaboration. PROCHON shall pay SUGEN for the cost of services provided by third parties approved by the RMC, upon receipt of invoice from SUGEN.

         6.2 Milestone Payments. Except as otherwise hereinafter provided PROCHON shall pay SUGEN a nonrefundable payment of $[...***...] within thirty
(30) days of the date the parties succeed in [...***...] which meets RMC specified efficacy criteria, which criteria the RMC shall select and agree upon promptly after the Date of the Heads.

         6.3 Miscellaneous Payment Provisions. The Collaboration Agreement will include terms concerning the method of making payments, late payments and withholding on payments.

         6.4 Cooperation Concerning BIRD Funding. SUGEN will provide such reasonable assistance to PROCHON in submitting an application for BIRD funding as it shall determine to be appropriate in light of the rules and regulations governing such applications.

                                    ARTICLE 7

                              INTELLECTUAL PROPERTY

         7.1 Ownership of Program Technology. Subject to the licenses described in Article 5, all Program Technology invented, discovered or developed solely by the employees and agents of one party shall be owned by that party. Subject to the licenses described in Article 5, all Program Technology invented, discovered or developed jointly by the employees and agent of both parties shall be owned solely by [...***...] if it relates to [...***...] within the Field of Collaboration, solely owned by [...***...] if it relates to [...***...] and jointly owned in all other cases.

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         7.2 Patenting of Program Technology. Each party shall be responsible at its own expense and with counsel of its choosing, for the filing, prosecution and maintenance of patent applications and patents throughout the world for Program Technology owned solely by it. The RMC shall determine the party so responsible in the case of jointly owned Program Technology. The parties shall consult from time to time concerning the countries in which patent applications are filed as well as the scope of protection to be sought.

                                    ARTICLE 8

                         TRADEMARK AND OTHER PROVISIONS

         The Collaboration Agreement or License Agreement, as appropriate, will contain such other provisions as the parties may agree concerning the Program Technology, including without limitation, enforcement and defense against third parties patents and will provide for terms and conditions concerning the use and protection of trademarks approved by each party.

                                    ARTICLE 9

                             INFORMATION AND REPORTS

         The parties will make available and disclose to one another all results of the work conducted in the Collaboration. All discoveries or inventions made by either party hereunder will be promptly disclosed to the other party. The parties will exchange, on a periodic basis, verbal or written reports of their development work. The Collaboration Agreement will provide the frequency and manner of information exchanged between the parties.

                                   ARTICLE 10

                          CONFIDENTIALITY; PUBLICATION

         10.1 Confidentiality. Except to the extent expressly authorized by this Heads of Agreement or otherwise agreed in writing by the parties, the parties agree that, for the term of this Heads of Agreement and the Collaboration Agreement and for [...***...] thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in such Agreements any Confidential Information furnished to it by the other party pursuant to such Agreements unless the receiving party can demonstrate by competent proof that such
Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

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                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of such Agreements;

                  (d) was disclosed to the receiving party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

                  (e) was independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.

         10.2 Authorized Disclosure. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in connection with:

                  (a)  filing  or  prosecuting   patents  relating  to  Licensed
Products or Projects;

                  (b) regulatory filings;

                  (c) prosecuting or defending litigation;

                  (d) complying with applicable governmental regulations;

                  (e) conducting pre-clinical or clinical trials of Licensed Products; or

                  (f) disclosure to Affiliates who agree to be bound by similar terms of confidentiality.

         Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 10.2 it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

         10.3 Publications. Each party primarily responsible for a proposed publication, whether written or oral, shall at least thirty (30) days before presentation or submission of the proposed publication to a third party, submit such proposed publication to each member of the RMC for review in connection with obtaining or preservation of patent rights and/or to determine whether Confidential Information should be modified or deleted. The RMC shall have thirty (30) days in which to review each proposed publication. The review period may be extended for an additional thirty (30) days when the RMC provides a reasonable need for such extension, including, but not limited to the preparation and filing of pertinent patent applications.

         10.4 Nondisclosure and Invention Assignment Agreements. Each employee or consultant of SUGEN or PROCHON and each third party who is participating in research or development of Licensed Products hereunder shall sign a nondisclosure and invention assignment agreement in form and substance satisfactory to both SUGEN and PROCHON.


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


         10.5 This Heads of Agreement. The parties agree that the material terms of this Agreement shall be considered Confidential Information. The parties will consult with one another and agree on the provisions of this Heads of Agreement to be redacted in any filings made by the parties with the United States Securities and Exchange Commission or as otherwise required by law.

                                   ARTICLE 11

                        TERM AND TERMINATION OF AGREEMENT

         11.1 Term. Unless earlier terminated in accordance with Section 11.2, this Heads of Agreement shall expire upon the earlier of the execution of the Collaboration Agreement or the expiration of the last to expire Program Patent for which a license is granted hereby.

         11.2 Termination for Material Breach. Each party shall have the right to terminate this Heads of Agreement after appropriate written notice to the other that the other is in material breach of this Heads of Agreement, unless the other party cures the breach within thirty (30) days of the date notice thereof was given, or, in the case breach cannot be cured in such period, the party continues to use diligent efforts to cure such breach until actually cured. Licenses granted to the non-breaching party under this Heads of Agreement shall not be affected by termination for material breach. All licenses to the breaching party shall automatically terminate upon such termination.

         11.3 Termination for Failure to Achieve Milestone. Either party may terminate this Heads of Agreement in the event the milestone event referred to in Section 6.2 is not achieved within [...***...] after the Date of the Heads.

         11.4 Accrued Rights, Surviving Obligations. Termination of this Heads of Agreement shall not affect any accrued rights of either party. The terms of
Section 5.6, in the case of termination pursuant to Section 11.3, Section 11.4, and Articles 7, 10, 14, and 16 shall survive termination of this Heads of Agreement.

                                   ARTICLE 12

                                    INDEMNITY

         The Collaboration Agreement shall provide that the parties shall indemnify one another for their own negligent actions and shall prescribe a method for notifying one another of any legal actions and allocating the primary responsibility for defense of any claims.

                                   ARTICLE 13

                          REPRESENTATIONS & WARRANTIES

         In  the   Collaboration   Agreement   each  party  shall  make  various
representations and warranties regarding corporate power, due authorization and the binding nature of the agreement.

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                                      12

                                   ARTICLE 14

                        GOVERNING LAW; DISPUTE RESOLUTION

         14.1 Governing Law; Language. This Heads of Agreement shall be governed by California law without regard to its principles of conflict of laws. This Heads of Agreement has been prepared and shall be interpreted in the English language.

         14.2 Legal Compliance. Within thirty days of the date hereof, the parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Heads of Agreement and the terms of the proposed Collaboration Agreement with all applicable laws, including without limitation.

         14.3 Dispute Resolution. In the event of any dispute, the parties shall refer such dispute to the Chairman of the Board of SUGEN and the Chairman of the Board of PROCHON for attempted resolution by good faith negotiations within thirty (30) days after such referral is made. The Collaboration Agreement will provide for such further dispute resolution mechanisms as the parties may agree.

                                   ARTICLE 15

                   NEGOTIATION OF THE COLLABORATION AGREEMENT

         15.1 Completion of Collaboration Agreement. Following the execution of this Heads of Agreement both SUGEN and PROCHON agree to negotiate in good faith and proceed expeditiously to complete the terms of the Collaboration Agreement, within thirty (30) days of date hereof.

         15.2 Provisions to be Included. The Collaboration Agreement shall include the terms specified in this Heads of Agreement and shall also include provisions those customary in agreements of the character between pharmaceutical companies including, without limitation, those relating to: relationship of the parties, arbitration or other alternative dispute resolution mechanism, assignments, force majeure, notices, amendments, waiver, counterparts, headings, governing law, language, entire agreement, severability, public announcements.

         15.3 Mediation of Issues. If by the date specified in Section 15.1 or any mutually agreed extension date the parties have not executed the Collaboration Agreement then either party may give notice to the other that it wants a mediator to be appointed to aid the parties in resolving any remaining issues. If such notice is given the parties shall within the next thirty (30) days agree upon a mediator failing which either party shall request the International Chamber of Commerce to appoint a mediator having expertise in agreements of the character of this Heads of Agreement among biopharmaceutical companies. The parties shall meet with such mediator over a period of forty-five
(45) days in good faith to resolve any outstanding issues and to finalize the Collaboration Agreement. If after such period the parties have still not finalized the Collaboration Agreement the mediator shall set the terms of any remaining issues, and such terms shall become part of the Collaboration Agreement and shall be binding upon the parties.

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* CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE 16

                              PUBLIC ANNOUNCEMENTS

         Each party agrees that, prior to the execution of the Collaboration Agreement, except as may be required by law, it shall not disclose the existence, substance or details of this Heads of Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld. Nothing herein shall prevent either party from disclosing such information as reasonably necessary to its Affiliates; provided however, each party shall take such steps necessary to ensure that such Affiliates agree to be bound to the provisions of this Article 16. In cases in which disclosure may be required by law, the disclosing party, prior to such disclosure, shall notify the non-disclosing party of the contents of the proposed disclosure. Consistent with applicable law, the non-disclosing party shall have the right to make reasonable changes to the disclosure to protect its interests. The disclosing party shall not unreasonably refuse to include such changes in its disclosure.

                                   ARTICLE 17

                                    SEVERANCE

         If any Article or part thereof of this Heads of Agreement is declared invalid by any court of competent jurisdiction, or any government or other agency having jurisdiction over either SUGEN or PROCHON deems any Article or part thereof to be contrary to any anti-trust or competition laws then such declaration shall not affect the remainder of the Article or other Articles. To the extent possible the parties shall revise such invalidated Article or part thereof in a manner that will render such provision valid without impairing the parties original interest.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Heads of Agreement.

SUGEN INC.                                 PROCHON BIOTECH LIMITED



By:      /s/ K. Peter Hirth, Ph.D.         By:      /s/ Michael Lewis
     ----------------------------------         --------------------------------
         K. Peter Hirth, Ph.D.                      Michael Lewis
         Executive Vice President                   Director





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